SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2003

Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 St. James Place, 4th Floor Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:
(713) 332-8400

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)               Exhibits. The following exhibits are furnished as part of this current report on Form 8-K:

99.1                           Press Release dated May 12, 2003.

ITEM 9. REGULATION FD DISCLOSURE.

The following information is being furnished pursuant to Item 12 “Disclosure of Results of Operations and Financial Condition,” and is included under this Item 9 in accordance with the procedure guidance in SEC Release No. 33-8216.

On May 12, 2003 Carriage Services, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal first quarter ended March 31, 2003.  A copy of the press release issued by the Company is attached hereto as Exhibit 99.1. This copy has been corrected with regards to the information presented in the Long-Term Base Case Scenario from the original press release issued on May 12, 2003 at 7:00 am CST.  The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

The Company’s press release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Date: May 14, 2003	By:	/s/ Joseph Saporito
Joseph Saporito
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press release dated May 12, 2003